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                                                                 Exhibit 5.1




                [UNION PACIFIC RESOURCES GROUP INC. LETTERHEAD]




May 13, 1998

Union Pacific Resources Group Inc.
801 Cherry Street
Fort Worth, Texas 76102

                  RE:      Union Pacific Resources Group Inc.
                           Registration Statement on Form S-3

Dear Sirs:

                  I am the General Attorney of Union Pacific Resources Group Inc., a Utah corporation (the "Company"), and am rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of the Company being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 462(b) of the General Rules and Regulations under the Securities Act with respect to the proposed issuance by the Company of up to $180,000,000 aggregate principal amount of debt securities ("Debt Securities").

                  In my capacity as General Attorney, I am familiar with the proceedings, corporate and other, relating to the authorization and issuance of the Debt Securities. I have examined, or caused to be examined, such statutes, instruments relating to the Company, corporate records of the Company, agreements and other instruments and documents, and I have made or caused to be made such investigation of law, as I have deemed appropriate as a basis for the opinion expressed below.

                  Based on the foregoing, I am of the opinion that when the Debt Securities are sold and delivered as contemplated in the Registration Statement, they will be duly and validly authorized and issued, and will be valid and binding obligations of the Company.


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                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Prospectus incorporated by reference in the Registration Statement.


                                           Very truly yours,

                                           /s/ Mark L. Jones
                                           -----------------------------------
                                           Mark L. Jones
                                           General Attorney